CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


RT Industries, Inc.
Sanford, Florida

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 1997 relating to the consolidated financial statements of RT Industries, Inc. appearing in the Company's Annual Report on forms 10KSB and 10KSB/A for the year ended December 31, 1996. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                            /s/ BDO Seidman, LLP

                                                                BDO Seidman, LLP

Orlando, Florida
April 4, 1997